Exhibit 5(a)

                      ASSUMPTION AGREEMENT

                          July 12, 2001


     Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Entergy Corporation, a Delaware corporation (the "Borrower"), the lenders named therein and Citibank, N.A., as administrative agent for such lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

     FIRST UNION NATIONAL BANK (the "Additional Lender") and  the
Borrower hereby agree as follows:

     (a) The Additional Lender hereby agrees, that effective as of July 12, 2001 (the "Effective Date"), and subject to the satisfaction, on or prior to the Effective Date of the conditions set forth in clauses (A)(2) and (C) of Section 2.04(c)(ii) of the Credit Agreement, (i) the Additional Lender will become a Lender under the Credit Agreement, (ii) the Commitment of the Additional Lender will be $50,000,000, and (iii) the Additional Lender will be bound by all the terms and provisions of the Credit Agreement binding upon each Lender, including, without limitation, Section 2.04(c)(iii).

     (b) The Borrower consents to the foregoing and agrees to deliver to the Administrative Agent, on or prior to the Effective Date,
the   evidence   of   corporate   authorization,   opinions   and
certificates described in clauses (A)(2) and (C) of Section 2.04(c)(ii) of the Credit Agreement.

     (c)   THIS  ASSUMPTION AGREEMENT SHALL BE GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (d) This Assumption Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                          FIRST UNION NATIONAL BANK



                          By
                            Name:
                            Title:

                          Domestic Lending Office (and
                            address for notices):
                             201 S. College Street, NC1183
                             Charlotte, NC  28288
                             Attn.:  Chanue Michael
                             (704)715-1195


                          Eurodollar Lending Office:
                             201 S. College Street, NC1183
                             Charlotte, NC  28288
                             Attn.:  Chanue Michael
                             (704)715-1195




                          ENTERGY CORPORATION



                          By
                           Name:
                           Title:




Accepted this      day of July, 2001


CITIBANK, N.A., as Administrative Agent



By
  Name:
  Title: